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                                                                   EXHIBIT 10.27

                                ESCROW AGREEMENT

                           Agreement Number: STL92108
                          Date of Agreement: April 10, 1993

This is an Escrow Agreement among IBM Corporation (hereinafter called "IBM") with an address for purposes of this Agreement at 555 Bailey Avenue, P.O. Box 49023, San Jose, CA 95161-9023 and Object Design, Inc. (hereinafter called "ODI") with an address at 1 New England Executive Park, Burlington, MA 01803 and Data Securities International, Inc. (hereinafter called "Custodian") with an address at 6165 Greenwich Drive, Suite 220, San Diego, CA 92122.

ODI, Custodian and IBM hereby agree as follows:

1.        ORGANIZATION AND PURPOSE OF AGREEMENT

ODI is providing to IBM certain computer programs and documentation ("Licensed Works"). Although IBM has previously acquired certain rights and licenses to such Licensed Works, IBM shall not have access to the Escrowed Materials, except as the Escrowed Materials are released to IBM under this Agreement.

The objectives of this Agreement are as follows: (1) to provide for ODI to deliver to Custodian, and update with subsequent deliveries, a copy of the Source Code and other Materials sufficient to comply with the certification in
Section 5.6, for IBM's use in preparing Derivative Works based upon the Licensed Works after the Break-Up Date; (2) to set forth the Custodian's obligations with respect to the Escrowed Materials; and (3) to define the events that will trigger the release of such Materials to IBM.

2.       DEFINITIONS

For purposes of this Agreement only, the capitalized terms listed below shall have the following meanings:

2.1 "ARCI" shall mean the Agreement Regarding Confidential Information, # STL92602B, dated February 22, 1993, between IBM and ODI.
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2.2 "Break-Up Agreement" shall mean the Break-Up Agreement # STL93035, dated as of the date hereof, between IBM and ODI.

2.3 "Code" shall mean computer programming code including both object Code and Source Code. Code shall include Maintenance Modifications, Enhancements, or Derivative to existing Code when added to such Code under the IUSA or Master Agreement.

2.3.1 "Object Code" shall mean computer programming code, substantially or entirely in binary form, which is directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

2.3.2 "Source Code" shall mean computer programming code, other than Object Code, and related source code level system documentation, comments and procedural code such as job control language, which may be printed out or displayed in a human intelligible form. Source Code shall include any Maintenance Modifications, Enhancements, or Derivative Work to existing Source Code when added to such Source Code under the IUSA or Master Agreement.

2.4 "Derivative Work" shall mean a work which is based upon one or more preexisting works, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization of the owner o the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work.

2.5 "Development Environment" shall mean the object Code and Documentation created by ODI or licensed by ODI from third parties that are necessary for the development, maintenance and use of the Licensed Works, as described in Attachment 1.

2.6 "Documentation" shall mean user manuals and other written materials that relate to particular Code, including materials useful for design (for example, design notes, survey notes, logic manuals, flow charts, and principles of operation), and machine-readable text or graphic files subject to display or print-out. Documentation shall include any Maintenance Modifications or

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Enhancements to such Documentation when added to the Documentation pursuant to the IUSA or the Master Agreement.

2.7 "Enhancements" shall mean changes and/or additions, other than Maintenance Modifications, to Licensed Works and related Documentation that ODI provides to IBM pursuant to the IUSA or Master Agreement, including all new releases, that improve functions, add new functions, improve performance by changes in system design or coding, support new releases of the operating system with which the Code is designed to operate, support new input/output devices, or provide other incidental updates.

2.8 "Error" shall mean any mistake, problem, or defect in Code or Documentation which causes (1) an incorrect functioning or non-functioning of Code, or (2) an incorrect or incomplete statement or diagram in Documentation, if such mistake, problem or defect renders the Code inoperable, causes the Code to fail to meet the specifications thereof, causes the Documentation to be inaccurate or inadequate in any material respect, causes incorrect results, or causes incorrect functions to occur.

2.9 "Escrowed Materials" shall mean and include the following Materials for each Licensed Work:

         1. two (2) copies of the Source Code of the Licensed Work in machine-readable form on two separate media;

         2. one (1) complete set of the Documentation related to the Licensed Work in both hard copy and machine-readable form;

         3. one (1) copy of a comprehensive list of all items in the Development Environment indicating those items which are commercially available through readily know sources;

         4. one (1) set of the Development Environment except those items identified pursuant to 3. above as being commercially available through readily known sources;

         5. one (1) copy of a comprehensive list of all Source Code modules of the Licensed Work; and

         6. one (1) copy of all other Materials described in Attachment 1, not listed above.

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2.10 "IUSA" shall mean the Internal Use and Substrate Agreement, # STL92107, dated as of the date hereof, between IBM and ODI.

2.11 "Licensed Work" shall mean the Software, as further identified in the IUSA.

2.12 "Maintenance Modifications" shall mean any modifications or revisions, other than Enhancements, to Licensed Works or related Documentation that correct Errors or provide other incidental corrections that ODI provides to IBM pursuant to the IUSA or Master Agreement.

2.13 "Master Agreement" shall mean the Master Agreement, # STL92105, dated as of the date hereof, between IBM and ODI.

2.14 "Materials" shall mean Code, Documentation, other written materials or tangible items, including machine-readable media with Code or Documentation recorded thereon, or any combination of the foregoing.

2.15 "Update" shall mean a complete replacement of all Escrowed Materials to be delivered by ODI to Custodian pursuant to Section 5.2.

3.       CONTRACT ADMINISTRATION

Appendix B contains the name, business address, telephone and FAX number(s) of the respective Coordinator for each party, who shall be responsible for all administrative matters pertaining to this Agreement. Any party can change their Coordinator by giving thirty (30) days written notice to the other parties and designating the appropriate contact information.

4.        FEE ADMINISTRATION

4.1 Fee Schedule - "EXHIBIT I - Fee Schedule" establishes fees for Custodian's services rendered during the effective period stated therein. Custodian may propose a revised Fee Schedule Exhibit to the IBM Coordinator no later than ninety (90) days before the end of each period for which the fees are effective. Fees are due upon receipt of a signed copy of this Agreement, receipt of Escrowed Materials, or when service is requested,


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whichever is earliest. If invoiced fees are not paid within sixty (60) days of the date of the invoice, Custodian may terminate the Agreement by providing written notice to IBM and ODI. Renewal fees will be invoice prior to the end of the current period. In the event renews fees are not received thirty (30) days prior to the end of the current period, Custodian shall notify IBM and ODI in writing. If the renewal fees are not received by the end of the current period or within sixty (60) days of the date of the invoice, whichever is later, Custodian may terminate the Agreement with written notice and without liability of Custodian to IBM or ODI.

4.2 Invoices - All fees for services to be provided by Custodian shall be paid in full by IBM thirty (30) days after receipt by IBM of acceptable invoice from Custodian. All invoices shall identify this Agreement and the applicable Attachment (by this Agreement and Attachment numbers) and shall describe the services for which payment is due. Custodian shall submit all invoices to the IBM Corporation, Attn: Accounts Payable, Dept. 865 Building 123, 5600 Cottle Road, San Jose, CA 95193 or such other address as IBM may specify to Custodian.

4.3 Non-Payment - In the event that IBM fails to pay any invoice of Custodian hereunder in a timely manner, ODI may, at its option, pay such invoice and obtain reimbursement from IBM. Custodian's sole remedy for IBM's failure to pay the fees for its services hereunder shall be an action at law against IBM.

5.        RESPONSIBILITIES OF ODI

5.1 Initial Deposit - ODI shall deliver the applicable Escrowed Materials to Custodian within ninety (90) days of the execution of this Agreement by all parties.

5.2 Updates - Within thirty (30) days after the general availability of any new ODI Release, as defined in the IUSA ODI shall deliver to Custodian a complete Update of all Escrowed Materials such that Custodian is in possession of the most current versions then in ODI's possession. In a case where it is onerous for ODI to provide a duplicate copy of any Materials in an Update that are already contained in the existing Escrowed Materials in Custodian's custody, ODI will have the option to not include such Materials in the Update as long as ODI
(i) provides


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clear written instructions to Custodian as to which Materials in the existing
Escrowed Materials are to be added to the Update, (ii) notifies IBM in writing at least ten (10) days in advance of such intended delivery, describes the onerous burden and provides a copy of the same such written instructions to IBM, and (iii) allows IBM the opportunity to provide funds to ODI to compensate them for the onerous burden so that a duplicate copy of such Materials may be included in the Update. IBM will respond within ten (10) days. ODI shall notify IBM in writing of its intent to deliver an Update at least ten (10) days prior to the intended delivery and shall include in such notices copies of the inventories required to be provided to Custodian pursuant to Section 5.5.

5.3 Right to Inspect - IBM shall have the right to inspect at IBM's expense, each deposit of Escrowed Materials before it is delivered to Custodian, in order to determine whether it conforms to the description and specifications required by this Agreement. Upon written request to ODI and in accordance with ODI's reasonable security procedures, an IBM technical representative may witness (i) the generation of Object Code from Source Code for each Licensed Work, (ii) the execution of test cases to verify the functionality of the Licensed Work from the Source Code, and (iii) the transfer of the verified Source Code to diskettes or tape. This verification shall take place at ODI's location, and shall be done in such a way as not to expose directly the Source Code to the IBM representative. IBM may, at its option, designate the Custodian to perform any or all verification services on IBM's behalf, at IBM's expense. The ARCI will apply to any access to or disclosure of Materials in this verification process by IBM. If the Custodian is asked to perform verification services by IBM, then Custodian shall sign ODI's standard non-disclosure agreement before Custodian may perform the verification.

5.4 Loss or Damage of Escrowed Materials - In the event of loss of or damage to all or any part of the Escrowed Materials, ODI shall use reasonable efforts to replace immediately, at IBM's expense, all Escrowed Materials which were lost or damaged.

5.5 Delivery of Escrowed Materials - The Escrowed Material will be delivered to Custodian in sealed packages or containers in good condition and shall include a directory listing for each

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machine-readable medium. ODI, shall also provide to Custodian an inventory of the contents of each container.

5.6 Certification by ODI - ODI represents to IBM that the Escrowed Materials, together with items in the Development Environment, contain substantially all necessary and available information and technical documentation which enable ODI to understand, manufacture, maintain and prepare Derivative Works based upon the Licensed Works identified in Attachment 1, without the aid of any other person or reference to any other Materials, other than generally commercially available products or Third Party Products, as defined in the Break-Up Agreement. This representation shall be deemed to be made continuously throughout the term of this Agreement.

5.7 Deficiency of Escrowed Materials - In the event any Escrowed Materials are determined by IBM or Custodian to fail to satisfy the requirements of this Agreement, pursuant to the inspection described in Section 5.3, or the certification delivered pursuant to Section 5.6, IBM shall notify ODI of the manner in which the Escrowed Materials are deficient. If ODI fails to cure such deficiency with 30 days of receipt of such notice, IBM may consider such failure to be a breach of this Agreement and IBM shall be entitled to injunctive relief.

6.       RESPONSIBILITIES OF IBM

IBM shall be responsible for all fees owed to Custodian under this Agreement.

7.        RESPONSIBILITIES OF CUSTODIAN

7.1 Receipt of Escrowed Materials - Custodian shall accept delivery of the Escrowed Materials for the benefit of IBM and ODI pursuant to the terms and conditions of this Agreement. Custodian shall take all reasonable steps to protect the Escrowed Materials. Such Escrowed Materials shall be stored in a secure temperature controlled area normally assigned by Custodian for storage of other Source Code and valuables on behalf of its customers. Additionally, Custodian agrees to include a copy of this Agreement with the Escrowed Materials. On the day that Custodian receives a deposit of Escrowed Materials, it shall open any sealed packages and match the contents against ODI's

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accompanying inventory list and give IBM notice of such receipt by telephone call to the IBM Coordinator. Custodian shall al send to IBM written confirmation of such receipt within three (3) working days of the date of delivery.

7.2 Notification of Loss or Damage of Escrowed Materials Custodian shall immediately give ODI and IBM notice of any loss of or damage to all or any part of the Escrowed Materials by telephoning the applicable ODI and IBM Coordinators. Custodian shall also send IBM and ODI written confirmation of such loss or damage within three (3) working days of such event.

7.3 Replacement Deposits - Custodian shall replace the superseded Escrowed Materials with the Update delivered to Custodian by ODI as required by Section 5.2, unless within thirty (30) days after Custodian's receipt of such Update, IBM instructs Custodian to retain the superseded Escrowed Materials in addition to the Update. In the event of replacement, Custodian shall shred or otherwise destroy the superseded Escrowed Materials and shall provide written notice to IBM and ODI certifying such destruction. Alternatively, if IBM instructs Custodian to retain the superseded Escrowed Materials in addition to the Update, OD hereby agrees that both together shall be considered part of the Escrowed Materials for purposes of this Agreement.

7.4 Destruction of Escrowed Materials - From time to time, IBM and ODI may agree upon the removal and destruction of certain portions of the Escrowed Materials. In such event, IBM shall send Custodian a "Notice to Destroy". The Notice to Destroy must be signed by IBM and ODI and must clearly define those portions of the Escrowed Material to be destroyed. Custodian shall shred or otherwise destroy the specified Escrowed Materials and shall provide written notice to IBM and ODI certifying that the contents have been destroyed.

7.5 Confidential Precautions - Custodian acknowledges ODI's assertion that the Escrowed Materials are confidential and constitute valuable assets of ODI and their respective owners. Custodian shall hold all Escrowed Materials strictly confidential and, except as expressly permitted in this Agreement, shall not disclose, publish, display or otherwise make available to any person or entity any Escrowed Materials or any part of copy thereof without ODI's prior written consent. Custodian shall not


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duplicate, copy, reproduce or use any Escrowed Materials, or any portion thereof. Custodian shall limit access to all Escrowed Materials to its bona fide employees whose access to Escrowed Materials is necessary to the performance of Custodian's duties hereunder and shall take all actions and precautions necessary to prevent unauthorized display, publication, disclosure or use of, or access to, all Escrowed Materials. Custodian shall not remove any copyright or proprietary rights notice included in or on an Escrowed Materials.

7.6 Verification - Unless otherwise agreed to in writing with IBM, Custodian shall not be responsible for determining the adequacy, relevance, completeness, or accuracy of the Deposit, nor shall Custodian be required to determine whether the Deposit delivered to it does or does not contain the Escrowed Materials as defined in this Agreement.

7.7 Delivery - Custodian shall deliver the Escrowed Materials to IBM only in accordance with Section 9.0.

8.       CONVEYANCE

For and in consideration of IBM entering into this Agreement and its Attachment(s), and other good and valuable consideration, the full receipt and sufficiency of which ar hereby acknowledged, ODI hereby transfers and conveys to Custodian all right and title to the media containing the Escrowed Materials, which Custodian shall hold in trust, subject to the terms and conditions of this Agreement. IBM's rights and obligations with respect to the Escrowed Materials are set forth in the Break-Up Agreement.

Notwithstanding any other provision of this Agreement, title to and ownership of the Escrowed Materials, including without limitation patents, copyrights, trade secrets and other proprietary rights, shall remain in ODI and its licensors.

9.        RELEASE OF ESCROWED MATERIALS TO IBM

9.1 Triggering Events - IBM shall have the right to demand access to the Escrowed Materials in accordance with the procedures set forth in this Section 9.0, if and only if one or more of the events described in Appendix "A" (hereinafter referred to as "Triggering Events") occur.

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9.2 Exercise of Source Code Option - Upon IBM's exercise and payment for the
Source Code Option and ODI's delivery to IBM of the Source Code Trigger Certificate in accordance with Section 3.2 of the Break-Up Agreement, IBM may deliver the Source Code Trigger Certificate to the Custodian. As used herein, the Source Code Trigger Certificate shall mean a certificate signed by ODI and IBM which indicates IBM's due execution of the Source Code Option, substantially in the form attached hereto as Exhibit II.

9.3 Notification to ODI - Following the occurrence of one or more Triggering Events (other than exercise of the Break-Up Option pursuant to the Break-Up Agreement), IBM may initiate a demand for access to the Escrowed Materials by providing to ODI and Custodian a written notice (the "Bankruptcy Trigger Certificate") of its intention to make such demand. The notice will specify in reasonable detail the facts on which such demand is based (that a Triggering Event has occurred).

9.4 Right to Oppose Release - No provision of this Agreement is intended to impair any right that ODI has or shall acquire, at law or in equity or otherwise, to challenge, upon receipt of the notice described in Section 9.3, in any court of competent jurisdiction, the right of IBM to have the Escrowed Materials released and delivered to it and title to the media containing the Escrowed Materials transferred as provided herein, and/or the right or obligation of Custodian to effect such release, delivery and transfer of title, including without limitation, seeking to restrain or enjoin such release, delivery and transfer of title or to obtain money damages from IBM for wrongful release; provided, however, that ODI may only initiate a challenge on the basis that a Triggering Event (other than the exercise of the Break-Up Option pursuant to the Break-Up Agreement) has not occurred. No provision of this Agreement shall impair (a) any right of ODI to take the foregoing action or any other action available to it at law, or (b) any legal obligation by Custodian or IBM to comply with any injunction, order or judgement obtained by ODI with respect thereto.

9.5       Release by Custodian -

9.5.1 In the event that ODI has delivered to IBM the Source Code Trigger Certificate described in the Break-Up Agreement, IBM may demand delivery of the Escrowed Materials from Custodian.


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Custodian shall deliver the Escrowed Materials to IBM and transfer to IBM title to the media containing the Escrowed Materials upon receipt of the Source Code Trigger Certificate from IBM and payment by IBM of the fee specified in Exhibit I for processing the delivery and transfer request. Custodian shall have no right to refuse to deliver the Escrowed Materials to IBM or transfer title to the media containing the Escrowed Materials on the grounds that a Triggering Event has not occurred.

9.5.2 In all other events, IBM may demand delivery of the Escrowed Materials from Custodian by delivering a "Demand Notice" to Custodian demanding delivery of the Escrowed Materials on or after the 15th day following receipt by ODI and Custodian of the Bankruptcy Trigger Certificate pursuant to Section 9.3 hereof. Such "Demand Notice" must be on IBM letterhead and signed by an IBM authorized representative or an IBM attorney. IBM shall contemporaneously send a copy of the Demand Notice to ODI. Custodian shall deliver the Escrowed Materials to IBM and transfer to IBM title to the media containing the Escrowed Materials upon receipt of the Demand Notice from IBM and payment by IBM of the fee specified in
Exhibit I for processing the delivery and transfer request. Custodian shall have no right to refuse to deliver the Escrowed Materials to IBM or transfer title to the media containing the Escrowed Materials on the grounds that a Triggering Event has not occurred.

10.      USE AND TREATMENT OF ESCROWED MATERIALS-BY IBM

10.1 Possession - IBM shall use the Escrowed Materials only in accordance with the licenses granted to IBM under the Break-up Agreement.

10.2 Confidentiality - Upon delivery to IBM of the Escrowed Materials, IBM's obligation of confidentiality with respect to the Escrowed Materials shall be solely as set forth in the Break-Up Agreement.

11.      LIMITATION OF LIABILITY

Custodian shall be liable only for willful failure to comply with this Agreement and for gross negligence or for fraud in performance of its duties under this Agreement. Custodian shall not be liable for the failure of ODI or IBM to comply with any


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provision of this Agreement or any other agreement to which ODI and IBM are party.

12.      INDEMNIFICATION

ODI and IBM agree to protect, defend, hold harmless and indemnify Custodian from and against any and all claims, damages, liabilities, losses and expenses incurred by Custodian as a result of performance of this Agreement except in the event of a judgment which specifies that Custodian acted with willful misconduct, gross negligence or fraud in performance of its duties under this Agreement.

13.      ASSUMPTION OF VALIDITY

Custodian shall be protected in acting upon any written notice, request, waiver, consent, receipt or other document furnished to it pursuant to this Agreement, not only in assuming its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which Custodian in good faith believes to be genuine and what it purports to be.

14.      RECORDKEEPING AND AUDITS

Custodian agrees to keep records of the activities undertaken and materials delivered pursuant to this Agreement. ODI and IBM shall have access to such records, upon reasonable notice, for purposes of audit during normal business hours during the term of this Agreement.

15.       TERM AND TERMINATION

15.1 Stated Term - This Agreement shall be effective as of the Date of Agreement specified at the beginning of this Agreement. This Agreement shall remain in force for a period of ten (10) years, unless otherwise extended or terminated in accordance herewith. IBM, at its option, may extend the term of this Agreement on a year-to-year basis by paying appropriate fees to the Custodian in accordance with Section 4.0.

15.2 Earlier Termination of Agreement - This Agreement will be terminated 1) by delivery to IBM of the Escrowed Material pursuant


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to Section 9.0; 2) if the Break-Up Agreement terminates and IBM has not exercised the Source Code Option prior to termination; or 3) by Custodian for non-payment of fees after necessary notice and cure provisions in Section 4.0 are exhausted. This Agreement may also be terminated by the mutual written agreement of IBM and ODI.

15.3 Custodian's Resignation Rights - Custodian may resign its duties as Custodian by delivering to the IBM and ODI Coordinators at least a ninety (90) day written notice of resignation. IBM and ODI will work together to find another appropriate Custodian and arrange to transfer the Escrowed Materials.

15.4 Disposition of Deposit - Unless the Agreement has expired as a result of the Escrowed Materials being delivered to IBM, upon the expiration or earlier termination of the Agreement, IBM shall send Custodian a Notice to Destroy in accordance with Section 7.4.

15.5 Survival - In the event of any termination or expiration of this Agreement, Sections 7.5, 10.0, 11.0, 12.0, 13.0, 15.4, and 16.0 shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors and assigns until such obligations expire in accordance with their terms.

16.       GENERAL

16.1 Notice - Except as otherwise set forth in this Agreement, any notice, payment, or delivery required or permitted to be made or given by any party hereto pursuant to this Agreement will be sufficiently made or given on the date of delivery if sent by such party to the other party or parties by certified mail, commercial courier, personal delivery, or similar reliable delivery method, addressed to the persons named as Coordinators in Appendix B.

16.2 Trademarks and Advertising - Nothing in this Agreement confers upon any party the right to use another party's trademarks, trade names or service marks in connection with any product, service, promotion or publication.

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16.3 Assignment - None of the parties may sell, transfer, assign, delegate, or subcontract this Agreement or any right or obligation set forth in, or which is the subject of, this Agreement, except as expressly provided herein, without the prior written consent of the other parties. Any act in derogation of the foregoing shall be null and void.

16.4 Amendment/Waiver - No amendment or modification of this Agreement or any Attachment shall be effective unless it is set forth in a writing which refers to-the particular provisions so amended or modified and is executed by authorized representatives of all parties. No waiver of and provision of this Agreement shall be effective unless it is set forth in a writing which refers to the provision so waived and the instrument containing such provision and is executed by an authorized representative of the party waiving its rights. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

16.5 Severability - If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

16.6 Actions - ODI will not challenge the venue or jurisdiction of any action filed by IBM in connection with the interpretation or enforcement of this Agreement in a court of competent subject matter jurisdiction located in the State of New York and each of the parties hereby agrees to submit itself to the jurisdiction and venue of such courts or the purpose of any such action. If ODI files any action in a court of competent jurisdiction in Massachusetts, IBM shall have the right to contest the jurisdiction and venue of such court.

16.7 Dispute Resolution - Each party agrees that any litigation arising under or related to this Agreement shall only be commenced after good faith attempts to resolve the subject dispute shall have taken place in a meeting or meetings between the parties.

16.8 Governing Law - This Agreement will be construed and the legal relations created herein between the parties will be determined in accordance with the substantive laws of the State


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

of New York which pertain to agreements executed in, and fully performed within, the State of New York. The parties hereby expressly waive any right to a jury trial an agree that any proceeding hereunder will be tried by a judge without a jury.

16.9 Entire Agreement - The provisions of this Agreement and its Attachments, as in effect from time to time by their terms, and the Break-Up Agreement, the ARCI, the IUSA and the Master Agreement referenced herein, constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications between the parties relating to the escrow of the Escrowed Materials.

ODI and IBM acknowledge that Custodian has no knowledge of the terms and conditions contained in the ARCI, the Break-Up Agreement, the IUSA and the Master Agreement referenced herein and that Custodian's only obligations shall be as set forth herein or in any other writing signed by Custodian, ODI and IBM.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective authorized representatives.

ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS
MACHINES CORPORATION

ACCEPTED AND AGREED TO:

OBJECT DESIGN, INC.

By:________________________________        By:__________________________________
         Print Name                                Print Name

         --------------------------                -----------------------------

Title______________________________                Title________________________

Date_______________________________                Date_________________________

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

ACCEPTED AND AGREED TO:

DATA SECURITIES INTERNATIONAL, INC.

By:________________________________

___________________________________
Print Name

Title______________________________


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



                            EXHIBIT I - FEE SCHEDULE

This Exhibit to Escrow Agreement, Number: STL92108 establishes committed fees for the services provided by Custodian pursuant to the Agreement.

1.0  CUSTODIAN'S COMMITTED FEES
- ------------------------------------------------------------------------------------------------------------------------
I Table 1. Effective Period:                                  1993 through                       2003
- ------------------------------------------------------------------------------------------------------------------------
SERVICE                                                                           FEE

- ------------------------------------------------------------------------------------------------------------------------
FIRST YEAR -               ONE DEPOSIT,                                                                      $2,100.00
                           ONE BENEFICIARY
- ------------------------------------------------------------------------------------------------------------------------
EACH RENEWAL YEAR                                                                                           $ 1,100.00
- ------------------------------------------------------------------------------------------------------------------------
FULL SERVICE OPTION - UNLIMITED UPDATES/                                                                      $300.00
         REPLACEMENTS.AND ONE ADDITIONAL
         STORAGE UNIT (PER YEAR)
- ------------------------------------------------------------------------------------------------------------------------
DEPOSIT UPDATES OR REPLACEMENTS(PER YEAR)                                                                      $150.00
         ADD MATERIALS TO ACCOUNT -                                                                            $250.00
         REPLACE MATERIALS IN ACCOUNT -
- ------------------------------------------------------------------------------------------------------------------------
EACH ADDITIONAL STORAGE UNIT / YEAR                                                                            $100.00
- ------------------------------------------------------------------------------------------------------------------------
PROCESS INSTRUCTIONS FOR RELEASE OF                                                                            $300.00
         ESCROW MATERIALS
- ------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT II

                         SOURCE CODE TRIGGER CERTIFICATE

         The undersigned, Object Design, Inc. ("ODI"), hereby certifies that IBM Corporation ("IBM") has duly exercised the Source Code Option and surrendered the Shares or paid the value thereof in accordance with Section 4 of the Break-Up Agreement, # STL93035, dated April , 1993.

         IN WITNESS WHEREOF, ODI has caused this certificate to executed by its duly authorized representative this_____________ day of_________________ 199_.

                                            OBJECT DESIGN, INC.
                                            ________________________________
                                            By:
                                            Title:

ACKNOWLEDGED:

IBM CORPORATION
________________________________
By:
Title:

         ATTACHMENT 1.  DESCRIPTION OF ESCROWED MATERIALS

All of the following items will be initially deposited in the escrow account and maintained according to the terms of this Agreement. This is an initial description of Escrowed Materials, which is in addition to those items listed in
Section 2.9, to the extent they are not listed below, and which will change over time in order for ODI to comply with the certification in Section 5.6.

1.  Licensed Work Source Code Files:

         a.        ODI Materials:

                  1)       Licensed Work core client database libraries

                  2) Licensed Work server, directory manager and cache manager programs

                  3)       Licensed Work layered class libraries

                  4) Associated development tools (including osbrowser, administrative tools and statistics and monitoring tools)

                  5) Make files and associated make macros and make scripts

         b. Third Party Material: This is Third Party Products, as defined in the Break-Up Agreement, licensed by ODI and any Derivative Works thereof prepared by ODI. When ODI has the right to place such Third Party Products in this escrow, such Third Party Products will be deposited in this escrow. When ODI does not have such rights, ODI will:

                  1) Identify such Third Party Products in sufficient detail, including the-name and location of the owner or licensor, and the name, version or release level of the Code, if appropriate;

                  2) As new Third Party Products are added to the Licensed Work, inform IBM and if requested by IBM, use reasonable efforts at IBM's expense to acquire the necessary rights from the owner or licensor to permit

                  ODI to place such Third Party Products in this escrow on IBM's behalf; and

                  3) Identify changes or modifications made to the Third Party Products by ODI, describe how to apply the changes or modifications to the base Third Party Products, and deposit a copy of such changes or modifications in this escrow to the extent ODI has such rights to do so.

         2.        Development Environment.

                  a. Required tools in Source Code (including shell scripts or other interpreted programs) used to build and maintain Licensed Work that are not generally commercially available, including all ODI developed tools and any tools from category 2.b.2) below pursuant to the requirements in that category. The current known tools in this category include:

                  1)       TRC and associated documentation

                           An internally developed set of source code control, configuration management and development environment tools used in connection with RCS (public domain Unix version-control utility).

                  2)       Test Suites and associated documentation

                           The full set of tests for various aspects of Licensed Work functionality and performance.

                  3)       TSD and associated documentation

                           An internally developed automated driver for test suites.

                  4) Bill of material, release generation scripts, and associated documentation

                           Includes tools for generating a release, producing tape masters and installing the release at a customer site.

                  5)       Amber error tracking system

                           Set of EMACS macros for managing threaded discussions on Error resolution.

         b. Required tools used to build and maintain Licensed Work that are generally commercially available need not be deposited in this escrow. However, ODI will:

                  1) Identify such tools in sufficient detail, including the name and location of the owner or licensor, and the name, version or release level of the tool; and

                  2) If such tool (i) ceases to become generally commercially available or (ii) ODI stabilizes its use of such tool on superseded releases or versions of that tool, the tool will be placed in escrow as category a. above, if ODI has the right to do so at no cost. If ODI does not have such right, then ODI will use reasonable efforts to acquire the right to place such tools in this escrow at IBM's expense.

         3.        Internals documentation / other materials

                  a. A full set of ODI internal design notes, survey notes, and related documentation, memos, material, etc.

                  b. Amber Error tracking information - only the final closing report for each Error will be included.

                  c. Educational material on externals or internals of Licensed Work (foils, text, video, etc.) that exists or is created for internal use by employees.

         4. An outline of categories of Materials being escrowed and the file names and documents that relate to each category.

APPENDIX A. TRIGGERING EVENTS

1. IBM elects the Option to get access to the Escrowed Materials according to the terms of the Break-Up Agreement.

2. ODI is adjudged insolvent or files bankruptcy or insolvency petitions or bankruptcy proceedings are filed against ODI (and remain undismissed or unstayed and in effect for a period of at least ninety (90) days).

APPENDIX B.  COORDINATORS

                  IBM:                      Legal Counsel, Santa Teresa Lab
                                            International
                                            Business Machines Corporation
                                            555 Bailey Avenue
                                            P.O. Box 49023
                                            San Jose, CA 95161-9023

                  ODI:                      Mr. Tim Allen
                                            VP of Finance and CFO
                                            Object Design, Inc.
                                            1 New England Executive Park
                                            Burlington, MA 01803

                  Custodian:                Ms. Katherine Young
                                            Contracts Administration
                                            Data Securities International
                                            6165 Greenwich Drive, Suite 220
                                            San Diego, CA 92122